Exhibit 3.1 ARTICLES OF INCORPORATION OF COMPUCREDIT HOLDINGS CORPORATION I. NAME . The name of the corporation is CompuCredit Holdings Corporation (the “Corporation”). II. PURPOSE . The purpose of the Corporation is to engage in any form or type of business for any lawful purpose or purposes not specifically prohibited to corporations for profit under the laws of the State of Georgia and, to accomplish such purpose, it shall have all rights, powers, privileges and immunities which are now or hereafter may be allowed to corporations under the laws of the State of Georgia. III. CAPITAL STOCK . (a) Authorized Shares . The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue shall be (i) 150,000,000 shares of no par value common stock (the “Common Stock”) and (ii) 10,000,000 shares of no par value preferred stock (the “Preferred Stock”). The preferences, limitations and relative rights in respect of the shares of each class of stock shall be as hereinafter provided. Subject to the provisions of applicable law and the rights of the holders of any outstanding shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. (b) Voting Rights . Except as otherwise provided herein or by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record on each matter submitted to a vote of the shareholders of the Corporation. The Preferred Stock shall have such voting rights, if any, as may be designated by the Board of Directors pursuant to this Article III, subsection (e). (c) Liquidation . In the event of a liquidation, dissolution or winding-up of the Corporation or other similar event, after payment or provision for payment to any holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to shareholders shall be distributed equally per share to the holders of Common Stock. Neither the merger nor consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this provision. (d) Dividends . Subject to the preferences and other rights of any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock shall be entitled to share equally, share for share, in dividends declared on Common Stock. (e) Preferred Stock . The Board of Directors is hereby authorized, subject to the limitations prescribed by law or the provisions of this Article III, by filing articles of amendment pursuant to the applicable laws of the

State of Georgia, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to fix the designations, powers and preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following: (1) The number of shares constituting that series and the distinct designation of that series; (2) The dividend rate, if any, on such shares of that series. whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series; (3) Whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) Whether that series shall have conversion privileges, and, if so , the terms and conditions of such conversion, including provision for the adjustment of the conversion rate in such events as the Board of Directors shall determine; (5) Whether the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption or exchange, which amount may vary under different conditions and at different redemption or exchange rates; (6) Whether that series shall have a sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative rights, preferences and limitations of that series. IV. PREEMPTIVE RIGHTS . Preemptive rights are hereby denied. No holder of any shares of this Corporation shall have the preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for purchase or otherwise acquire shares. V. DIRECTOR LIABILITY . To the fullest extent that the Georgia Business Corporation Code, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or for failure to take action. Neither the amendment or repeal of this Article V nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment, repeal or adoption.

VI. PRINCIPAL OFFICE . The mailing address and county of the initial registered office of the Corporation is 3675 Crestwood Parkway, Suite 350, Gwinnett County, Duluth, Georgia 30096 and the name of the Corporation’s initial registered agent at such office is National Registered Agent, Inc. The mailing address of the initial principal office of the Corporation is 5 Concourse Parkway, Suite 400, Fulton County, Atlanta, Georgia 30328. VII. INCORPORATOR . The name and address of the incorporator of the Corporation is Paul Davis Fancher at 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308.

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF COMPUCREDIT HOLDINGS CORPORATION The Articles of Amendment of the Articles of Incorporation of CompuCredit Holdings Corporation are as follows: ARTICLE I The name of the Corporation is CompuCredit Holdings Corporation, and its control number is 09034855. ARTICLE II Article I of the Articles of Incorporation is hereby amended and restated as follows: The name of the corporation is Atlanticus Holdings Corporation (the “Corporation”). ARTICLE III Article III(a) of the Articles of Incorporation is hereby amended and restated as follows: (a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue shall be (i) 150,000,000 shares of no par value common stock (the “Common Stock”) and (ii) 10,000,000 shares of no par value preferred stock (the “Preferred Stock”). The preferences, limitations and relative rights in respect of the shares of each class of stock shall be as hereinafter provided. Authorized shares of the Corporation that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares. ARTICLE IV The foregoing amendments were adopted on October 12, 2012 by a sufficient vote of the Board of Directors of the Corporation without shareholder action as shareholder action was not required. ARTICLE V The undersigned does hereby verify that a notice to publish the filing of these Articles of Amendment along with the publication fee of $40.00 has been forwarded to the official organ of the county of the Corporation’s registered office as required by O.C.G.A. §14-2-1006.1. ARTICLE VI The effective date of the foregoing amendment shall be November 30, 2012. [Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 28th day of November, 2012. COMPUCREDIT HOLDINGS CORPORATION By: /s/J.Paul Whitehead, III Name: J.Paul Whitehead, III Title: Chief Financial Officer

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF ATLANTICUS HOLDINGS CORPORATION The Articles of Amendment of the Articles of Incorporation of Atlanticus Holdings Corporation are as follows: ARTICLE I The name of the Corporation is Atlanticus Holdings Corporation, and its control number is 09034855. ARTICLE II The following is added as Article VIII of the Articles of Incorporation: VIII. ACTION OF SHAREHOLDERS WITHOUT A MEETING Subject to such further conditions as may be required by law or the Corporation’s Bylaws, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. ARTICLE III The adoption of the foregoing amendment was duly recommended by the Board of Directors of the Corporation to the shareholders of the Corporation on February 17, 2017. The foregoing amendment was duly approved and adopted on May 12, 2017 by the shareholders of the Corporation in accordance with the provisions of O.C.G.A. § 14-2-1003. ARTICLE IV The foregoing amendment shall become effective upon filing with the Secretary of State of Georgia. [Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 12th day of May, 2017. ATLANTICUS HOLDINGS CORPORATION By: /s/ William McCamey Name: William McCamey Title: Chief Financial Officer